                                                 Exhibit (12)
                                                 Commonwealth Edison Company
                                                 Form 10-Q File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------

                            (Thousands of Dollars)

                                                                                         Twelve Months Ended
                                                                                    -------------------------------
Line                                                                                 December 31,    September  30,
 No.                                                                                     1994              1995
----                                                                                -------------    --------------
 1  Net income                                                                       $  423,946         $  757,403
                                                                                     ----------         ----------
 2  Net provisions for income taxes and investment tax credits deferred
 3     charged to-
 4        Operations                                                                 $  300,764         $  521,127
 5        Other income                                                                  (23,062)            (9,362)
                                                                                     ----------         ----------
 6                                                                                   $  277,702         $  511,765
                                                                                     ----------         ----------
 7  Fixed charges-
 8     Interest on debt                                                              $  621,909         $  605,109
 9     Estimated interest component of nuclear fuel and
10        other lease payments, rentals and other interest                               64,885             74,192
11     Amortization of debt discount, premium and expense                                22,804             22,506
12     Preferred securities dividend requirements of ComEd Financing I                      --                 188
                                                                                     ----------         ----------
13                                                                                   $  709,598         $  701,995
                                                                                     ----------         ----------
14  Preferred and preference stock dividend requirements-
15     Provisions for preferred and preference stock dividends                       $   64,927         $   67,380
16     Taxes on income required to meet provisions for
17        preferred and preference stock dividends                                       42,854             44,292
                                                                                     ----------         ----------
18                                                                                   $  107,781         $  111,672
                                                                                     ----------         ----------
19  Fixed charges and preferred and preference stock
20     dividend requirements                                                         $  817,379         $  813,667
                                                                                     ----------         ----------
21  Earned for fixed charges and preferred and preference stock
22     dividend requirements                                                         $1,411,246         $1,971,163
                                                                                     ----------         ----------
23  Ratios of earnings to fixed charges (line 22 divided by line 13)                       1.99               2.81
                                                                                     ==========         ==========
24  Ratios of earnings to fixed charges and preferred and preference
25     stock dividend requirements (line 22 divided by line 20)                            1.73               2.42
                                                                                     ==========         ==========